UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    February 21, 2013

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code   (574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On February 21, 2013, Patrick Industries, Inc. issued a press release announcing operating results for the fourth quarter ended December 31, 2012. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01      Other Events.

On February 22, 2013, the Company announced that its Board of Directors authorized a stock repurchase program for purchasing up to $10 million of the Company's common stock from time to time through open market or private transactions over the next 12 months. Share repurchases may be made from time to time for cash in open market transactions at prevailing market prices or in privately negotiated transactions or otherwise. The timing and amount of purchases under the program will be determined by management based upon market conditions and other factors. All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when the Company might otherwise be prevented from doing so under insider trading laws or because of self-imposed blackout periods. The program does not require the Company to purchase any specific number or amount of shares and may be modified, suspended or reinstated at any time in the Company's discretion and without notice. Purchases will be subject to restrictions under the Company’s credit facility. A copy of the press release announcing the repurchase program is furnished herewith as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 - Press Release issued February 21, 2013.
Exhibit 99.2 - Press Release issued February 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: February 25, 2013	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer